Exhibit 99.1

Financial News Release

For Immediate Release

Contact Information:	Investor Inquiries	Media Inquiries
	Jeff Bouchard	Chris Bright
	Pixelworks, Inc.	Pixelworks, Inc.
	Tel: (503) 454-1750 ext. 604	Tel: (503) 454-1750 ext. 594
	E-mail: jeffb@pixelworks.com	E-mail: cbright@pixelworks.com
Web site: www.pixelworks.com

Conference Call at 2 p.m. PST, January 27, 2004 – Pixelworks will host a conference call at 2 p.m. PST, January 27, 2004, which can be accessed at (719) 457-2642 and using pass code 380628.  The conference call will also be available through a Web broadcast that can be accessed by visiting the Investor Relations section at www.pixelworks.com.  A replay of the conference call will be available through January 30, 2004, and can be accessed by calling (719) 457-0820 using pass code 380628.  A replay of the Web broadcast will be available through February 26, 2004.

Pixelworks Reports Record Fourth Quarter and

2003 Financial Results

Fourth Quarter Highlights:

•                  Record fourth quarter revenue of $40.8 million increased 40% year-over-year and 15% sequentially; Advanced TV and projector revenue grew 209% and 22% year-over-year, respectively, while LCD monitor revenue declined 13%.

•                  Gross profit margin of 46.4% (measured in accordance with generally accepted accounting principles, or GAAP) was up 400 basis points from 42.4% in the third quarter.

•                  Record net income was achieved, both on a GAAP and pro forma basis; GAAP net income was $2.9 million, or $0.06 per share, pro forma* net income was $5.2 million, or $0.11 per share.

2003 Highlights:

•                  Record revenue of $140.9 million increased 37% over $102.6 million in 2002; Advanced TV revenue grew approximately 127% year-over-year while projector and LCD monitor revenue grew approximately 27% and 6%, respectively.

•                  GAAP net loss of ($530,000), or ($0.01) per share, improved from a GAAP net loss of ($20.9) million, or ($0.48) per share in 2002; Pro forma net income of $10.2 million, or $0.22 per diluted share, improved from pro forma net income of $7.2 million, or $0.16 per diluted share, in 2002.

—more—

*Pro forma gross profit, income before income taxes, and net income (loss), which differs from gross profit, income before income taxes, and net income (loss) in accordance with accounting principles generally accepted in the United States of America (GAAP), excludes merger-related and restructuring expenses, and non-cash expenses for amortization of purchased developed technology, in-process research and development expense, and stock-based compensation and amortization of assembled workforce.  A schedule reconciling these amounts for the three months ended December 31, 2003 and 2002, and the years ended December 31, 2003 and 2002, are included in this news release.  Pixelworks’ management believes the presentation of these non-GAAP financial measures provides useful information to investors regarding Pixelworks’ results of operations as these non-GAAP financial measures allow investors to better evaluate ongoing business performance. Pixelworks’ management also uses these non-GAAP financial measures internally to monitor performance of the business. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Tualatin, Ore., January 27, 2004 — Pixelworks, Inc. (NASDAQ:PXLW), a leading provider of system-on-a-chip IC’s for the advanced display industry, today announced financial results for the fourth quarter and year ended December 31, 2003.

Revenue for the fourth quarter of 2003 was $40.8 million, a 40 percent increase over revenue of $29.1 million in the fourth quarter of 2002 and a 15 percent increase over revenue of $35.5 million in the third quarter of 2003.  For the year, record revenue of $140.9 million increased 37 percent over revenue of $102.6 million in 2002.

Net income in accordance with generally accepted accounting principles (GAAP) in the fourth quarter of 2003 was a record $2.9 million, or $0.06 per diluted share, compared with net income of $679,000, or $0.01 per diluted share, in the fourth quarter of 2002 and a net loss of ($4.1) million, or ($0.09) per diluted share, in the third quarter of 2003.  Fourth quarter 2003 results include a one-time restructuring charge of approximately $1.1 million (excluded for pro forma reporting purposes) related to the Company’s restructuring announced in October and completed during the fourth quarter, together with related non-cash expenses for stock-based compensation and amortization of assembled workforce of approximately $2.4 million (excluded for pro forma reporting purposes).  For the year, the Company reported a net loss of ($530,000), or ($0.01) per diluted share, which improved from a net loss of ($20.9) million, or ($0.48) per diluted share, in 2002.

Pro forma net income in the fourth quarter of 2003 was a record $5.2 million, or $0.11 per diluted share, which improved from pro forma net income of $2.2 million, or $0.05 per diluted share in the fourth quarter of 2002 and pro forma net income of $801,000, or $0.02 per diluted share, in the third quarter of 2003.  For the year, pro forma net income increased to

$10.2 million, or $0.22 per diluted share, from pro forma net income of $7.2 million, or $0.16 per diluted share, in 2002.

“Our record fourth quarter financial results clearly reflect the rapidly increasing demand for advanced televisions and our continued leadership in supplying Imageprocessor IC’s to the worldwide projector market,” said Allen Alley, President, CEO and Chairman of Pixelworks.  “The unmistakable signal from the recent Consumer Electronics Show in Las Vegas was that consumers are leading a resurgence in technology spending and that advanced television is one of several product categories expected to benefit.  In addition, corporate spending on technology began to show an upturn during the second half of 2003, giving us confidence that the projector market may also experience healthy growth in 2004.  We believe we’re very well positioned to capitalize on the expected rapid growth in both of these exciting markets,” Alley concluded.

Business Outlook for First Quarter 2004

The following statements are based on current expectations.  These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially.  These statements do not include the potential impact of any investments outside the ordinary course of business, or mergers or acquisitions that may be completed after December 31, 2003.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The inclusion of any statement in this release does not constitute a suggestion by the Company or any other person that the events or circumstances described in such statements are material.  The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.

Due to very uncertain and unpredictable economic conditions, it is particularly difficult to predict product demand and other related matters.

The Company estimates net income per share in the first quarter of 2004 will be $0.08 to $0.09 on both a GAAP and pro forma basis, based on the following estimates:

•                  Revenue of $41.0 to $43.0 million, a year-over-year increase of 28 to 34 percent. Revenue is highly dependent on a number of factors including, but not limited to,

general economic conditions, timely new product introductions, the Company’s ability to secure additional design wins with customers, growth rates in the flat panel monitor, multimedia projector, and advanced television markets, levels of inventory at distributors and customers, and increased supply of products from the Company’s third party foundries.

•                  GAAP gross profit margin of 46.0 to 47.0 percent. Pro forma gross profit margin, which excludes an estimated $132,000 in non-cash expense for the amortization of acquired developed technology, of 46.3 to 47.3 percent. Gross profit margin may be higher or lower than expected due to many factors including, but not limited to, competitive pricing actions, changes in estimated product costs, revenue levels, and changes in estimated product mix.

•                  R&D and SG&A expenses, combined, of $13.0 to $13.5 million.

•                  Non-cash expenses for stock-based compensation and amortization of assembled workforce of approximately $300,000 (excluded for pro forma reporting purposes).

•                  Interest income of approximately $250,000.

•                  Effective tax rate of 32 to 36 percent of net income before income taxes on both a GAAP and pro forma basis.

About Pixelworks, Inc.

Pixelworks, headquartered in Tualatin, Oregon, is a leading provider of system-on-a-chip IC’s for the advanced display market.  Pixelworks’ solutions process and optimize video, computer graphics and Web information for display on a wide variety of devices used in business and consumer markets, including flat-panel monitors, digital televisions and multimedia projectors.  Our broad IC product line is used by the world’s leading manufacturers of consumer electronics and computer display products to enhance image quality and ease of use.  For more information, please visit the Company’s Web site at www.pixelworks.com.

#####

Pixelworks is a trademark of Pixelworks, Inc. All other trademarks and registration marks are the property of their respective corporations.

Safe Harbor Statement

The statements by Allen Alley and the statements in the Business Outlook for First Quarter 2004 above are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Actual results could vary materially from the description contained herein due to many factors including those described above and the following: business and economic conditions, changes in growth in the flat panel monitor, multimedia projector, and advanced television industries, changes in customer ordering patterns, competitive factors, such as rival chip architectures, pricing pressures, insufficient, excess or obsolete inventory and variations in inventory valuation, continued success in technological advances, shortages of manufacturing capacity from our third-party foundries, litigation involving antitrust and intellectual property, the non-acceptance of the combined technologies by leading manufacturers, and other risk factors listed from time to time in the Company’s Securities and Exchange Commission filings.  The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. If the Company does update one or more forward-looking statements, investors and others should not conclude that the company will make additional updates with respect thereto or with respect to other forward-looking statements.

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS)
(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002

Revenue	$40,841	$29,129	$140,921	$102,641
Cost of revenue (1)	21,903	15,268	77,528	51,715
Gross profit	18,938	13,861	63,393	50,926

Operating expenses:
Research and development	5,626	6,540	23,674	23,730
Selling, general and administrative	6,536	5,606	24,805	21,865
Merger related expenses	—	—	8,949	—
Restructuring	1,122	—	5,049	—
In-process research and development	—	—	—	24,342
Stock-based compensation and amortization of assembled workforce	2,390	1,357	3,530	3,235
Total operating expenses	15,674	13,503	66,007	73,172
Income (loss) from operations	3,264	358	(2,614)	(22,246)

Interest income, net	250	494	1,177	2,275
Income (loss) before income taxes	3,514	852	(1,437)	(19,971)

Provision for (recovery of) income taxes	571	173	(907)	880

Net income (loss)	$2,943	$679	$(530)	$(20,851)

Net income (loss) per share:
Basic	$0.06	$0.02	$(0.01)	$(0.48)
Diluted	$0.06	$0.01	$(0.01)	$(0.48)

Weighted average shares outstanding:
Basic	45,753	44,847	45,337	43,397
Diluted	47,433	46,158	45,337	43,397

(1)          Includes amortization of acquired developed technology of $132 for each of the three months ended December 31, 2003 and 2002, and $529 and $484 for the years ended December 31, 2003 and 2002, respectively.

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (PRO FORMA BASIS)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002

Revenue	$40,841	$29,129	$140,921	$102,641
Cost of revenue	21,771	15,136	76,999	51,231
Pro forma gross profit	19,070	13,993	63,922	51,410

Operating expenses:
Research and development	5,626	6,540	23,674	23,730
Selling, general and administrative	6,536	5,606	24,805	21,865
Total operating expenses	12,162	12,146	48,479	45,595
Pro forma income from operations	6,908	1,847	15,443	5,815

Interest income, net	250	494	1,177	2,275
Pro forma income before income taxes	7,158	2,341	16,620	8,090

Provision for income taxes	1,912	173	6,408	880

Pro forma net income	$5,246	$2,168	$10,212	$7,210

Pro forma net income per share:
Basic	$0.11	$0.05	$0.23	$0.17
Diluted	$0.11	$0.05	$0.22	$0.16

Weighted average shares outstanding:
Basic	45,753	44,847	45,337	43,397
Diluted	47,433	46,158	46,673	44,823

The above pro forma financial statements are presented for informational purposes only.  Our presentation of pro forma financial information excludes non-cash expenses resulting from acquisitions and the issuance of stock options, as well as unusual or infrequent expenses that are not directly attributable to our ongoing operations and are expected to be incurred over a limited period of time.  Because of these exclusions, our presentation is not in accordance with accounting principles generally accepted in the United States of America (GAAP).  Additionally, our presentation of pro forma financial information may not be consistent with that of other companies.

We believe that the exclusion of non-cash charges may help the investor better understand our liquidity position and the use of tangible resources in our operations, and the exclusion of unusual or infrequent items provides an alternative measure which may help the investor evaluate our underlying operating performance.  Pro forma information is not, and should not be considered, a substitute for financial information prepared in accordance with GAAP.

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF GAAP TO PRO FORMA BASIS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31, 2003				Three Months Ended December 31, 2002
	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma

Revenue	$40,841	$—		$40,841	$29,129	$—		$29,129
Cost of revenue	21,903	(132	)(1)	21,771	15,268	(132	)(1)	15,136
Gross profit	18,938	132		19,070	13,861	132		13,993

Operating expenses:
Research and development	5,626	—		5,626	6,540	—		6,540
Selling, general and administrative	6,536	—		6,536	5,606	—		5,606
Restructuring	1,122	(1,122	)(2)	—	—	—		—
Stock-based compensation and amortization of assembled workforce	2,390	(2,390	)(3)	—	1,357	(1,357	)(3)	—
Total operating expenses	15,674	(3,512)		12,162	13,503	(1,357)		12,146
Income from operations	3,264	3,644		6,908	358	1,489		1,847

Interest income, net	250	—		250	494	—		494
Income before income taxes	3,514	3,644		7,158	852	1,489		2,341

Provision for income taxes	571	1,341	(4)	1,912	173	—		173

Net income	$2,943	$2,303		$5,246	$679	$1,489		$2,168

Net income per share:
Basic	$0.06			$0.11	$0.02			$0.05
Diluted	$0.06			$0.11	$0.01			$0.05

Weighted average shares outstanding:
Basic	45,753			45,753	44,847			44,847
Diluted	47,433			47,433	46,158			46,158

(1)          Non-cash expenses for amortization of value assigned to an acquired company’s developed and other core technology at time of acquisition.

(2)          One-time expenses associated with corporate restructuring.

(3)          Non-cash expenses associated with certain stock options issued to employees prior to the Company’s Initial Public Offering and to employees of acquired companies, plus non-cash stock compensation expense associated with stock option modifications. Also includes non-cash expense associated with amortization of the intangible assembled workforce asset recorded in connection with the Jaldi Semiconductor asset acquisition.

(4)          Adjustment to record the tax effect of pro forma expense adjustments.

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF GAAP TO PRO FORMA BASIS
(In thousands, except per share data)

(Unaudited)

	Year Ended December 31, 2003				Year Ended December 31, 2002
	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma

Revenue	$140,921	$—		$140,921	$102,641	$—		$102,641
Cost of revenue	77,528	(529	)(1)	76,999	51,715	(484	)(1)	51,231
Gross profit	63,393	529		63,922	50,926	484		51,410

Operating expenses:
Research and development	23,674	—		23,674	23,730	—		23,730
Selling, general and administrative	24,805	—		24,805	21,865	—		21,865
Merger related expenses	8,949	(8,949	)(2)	—	—	—		—
Restructuring	5,049	(5,049	)(3)	—	—	—		—
In-process research and development	—	—		—	24,342	(24,342	)(4)	—
Stock-based compensation and amortization of assembled workforce	3,530	(3,530	)(5)	—	3,235	(3,235	)(5)	—
Total operating expenses	66,007	(17,528)		48,479	73,172	(27,577)		45,595
Income (loss) from operations	(2,614)	18,057		15,443	(22,246)	28,061		5,815

Interest income, net	1,177	—		1,177	2,275	—		2,275
Income (loss) before income taxes	(1,437)	18,057		16,620	(19,971)	28,061		8,090

Provision for (recovery of) income taxes	(907)	7,315	(6)	6,408	880	—		880

Net income (loss)	$(530)	$10,742		$10,212	$(20,851)	$28,061		$7,210

Net income (loss) per share:
Basic	$(0.01)			$0.23	$(0.48)			$0.17
Diluted	$(0.01)			$0.22	$(0.48)			$0.16

Weighted average shares outstanding:
Basic	45,337			45,337	43,397			43,397
Diluted	45,337			46,673	43,397			44,823

(1)          Non-cash expenses for amortization of value assigned to an acquired company’s developed and other core technology at time of acquisition.

(2)          Expenses related to the proposed merger with Genesis Microchip which was terminated August 5, 2003.

(3)          One-time expenses associated with corporate restructuring.

(4)          A one-time, non-cash expense for the value assigned to an acquired company’s existing research and development projects at time of acquisition.

(5)          Non-cash expenses associated with certain stock options issued to employees prior to the Company’s Initial Public Offering and to employees of acquired companies, plus non-cash stock compensation expense associated with stock option modifications. Also includes non-cash expense associated with amortization of the intangible assembled workforce asset recorded in connection with the Jaldi Semiconductor asset acquisition.

(6)          Adjustment to record the tax effect of pro forma expense adjustments.

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	December 31, 2003	December 31, 2002

ASSETS

Current assets:
Cash and cash equivalents	$75,165	$62,152
Short-term marketable securities	5,656	24,915
Accounts receivable, net	8,468	10,421
Inventories, net	10,478	6,788
Prepaid expenses and other current assets	4,826	3,896
Total current assets	104,593	108,172

Long-term marketable securities	19,875	14,500
Property and equipment, net	6,561	9,073
Other assets, net	16,205	7,037
Acquired intangible assets, net	3,535	5,882
Goodwill	82,548	82,548
Total assets	$233,317	$227,212

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,330	$5,084
Accrued liabilities and current portion of long-term debt	8,682	7,312
Total current liabilities	13,012	12,396

Shareholders’ equity	220,305	214,816
Total liabilities and shareholders’ equity	$233,317	$227,212